Exhibit 3.4

State of Delaware Secretary of State Division of Corporations Delivered 02:32 PM 03/0812019 FILED 02:32 PM 03/0812019 SR 20191850091 - File Number 7223705

CERTIFICATE OF MERGER OF

SPORT ENDURANCE, INC.

(a Nevada corporation)

WITH AND INTO

BETTER CHOICE COMPANY INC.

(a Delaware corporation)

Pursuant to Section 252 of the General Corporation Law of

the State of Delaware

Better Choice Company Inc., a Delaware corporation (the “Subsidiary”), DOES HEREBY CERTIFY AS FOLLOWS:

FIRST: That the name and state of incorporation of each of the constituent corporations of the merger is as follows:

NAME	STATE OF INCORPORATION
Better Choice Company Inc.	Delaware
Sport Endurance, Inc.	Nevada

SECOND: That the Agreement and Plan of Merger (the “Merger Agreement”), by and between Sport Endurance, Inc., a Nevada corporation (the “Parent”), and the Subsidiary setting forth the terms and conditions of the merger of the Parent with and into the Subsidiary (the “Merger") has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 252 of the General Corporation Law of the State of Delaware.

THIRD: The name of the surviving corporation in the Merger is Better Choice Company Inc., a Delaware corporation (the “Surviving Corporation”).

FOURTH: That pursuant to the Merger Agreement, from and after the effective time of the Merger, the Certificate of Incorporation of the Subsidiary shall be the Certificate of Incorporation of the Surviving Corporation.

FIFTH: The executed copy of the Merger Agreement is on file at the principal place of business of the Surviving Corporation at the following address: 81 Prospect Street, Brooklyn, New York 11201.

SIXTH: That a copy of the Merger Agreement will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of any constituent corporation.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned party, as the Surviving Corporation, has caused this Certificate of Merger to be executed in its respective corporate name as of the 7th day of March, 2019.

Better Choice Company Inc.,

a Delaware corporation

By: /s/ Michael Young

      Michael Young, Chairman of the Board